                                                                    EXHIBIT 99.3

                            SCOPUS TECHNOLOGY, INC.

                             1991 STOCK OPTION PLAN
                             (AS AMENDED JULY 1997)



     1.   Purposes of the Plan.  The purposes of this 1991 Stock Option Plan are
          --------------------
to attract and retain qualified personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries, and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

     2.   Definitions.  As used herein, the following definitions shall apply:
          -----------

          (a) "Administrator" means the Board or any of its Committees appointed
               -------------
pursuant to Section 4 of the Plan.

          (b) "Board" means the Board of Directors of the Company.
               -----

          (c) "Code" means the Internal Revenue Code of 1986, as amended.
               ----

          (d) "Committee" means the Committee appointed by the Board of
               ---------
Directors in accordance with paragraph (a) of Section 4 of the Plan.

          (e) "Common Stock" means the Common Stock of the Company.
               ------------

          (f) "Company" means Scopus Technology, Inc., a California corporation.
               -------

          (g) "Consultant" means any person, including an advisor, who is
               ----------
engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services. The term Consultant shall not include directors who are not compensated for their services or are paid only a director's fee by the Company.

          (h) "Continuous Status as an Employee or Consultant" means the absence
               ----------------------------------------------
of any interruption or termination of the Optionee's relationship as an Employee or Consultant with the Company or any Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) sick leave taken by an Employee; (ii) military leave taken by an Employee (iii) any other leave of absence approved by the Administrator; provided in any such
                                                          --------
case that such leave is for a period of not more than ninety (90) days unless
(A) in the case of termination of employment, reemployment upon the expiration of such leave is guaranteed by contract or statute, or (B) otherwise provided pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

          (i) "Employee" means any person, including officers and directors,
               --------
employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as
               ------------
amended.

          (k) "Fair Market Value" means, as of any date, the value of Common
               -----------------
Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sale price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange for the last market trading day prior to the time of determination) as reported in The Wall Street Journal or
                                                   -----------------------
such other source as the Administrator deems reliable;

              (ii) If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market thereof) or regularly quoted by a recognized securities dealer, but selling prices are not reported, its Fair Market Value shall be the mean between the closing bid and asked prices for the Common Stock as reported in The Wall Street Journal or such other source as the Administrator
               -----------------------
deems reliable, or;

              (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (l) "Incentive Stock Option" means an Option not intended to qualify
               ----------------------
as an Incentive Stock Option.

          (m) "Nonstatutory Stock Option" means an Option not intended to
               -------------------------
qualify as a Incentive Stock Option.

          (n) "Option" means a stock option granted pursuant to the Plan.
               ------

          (o) "Optioned Stock" means the Common Stock subject to an Option.
               --------------

          (p) "Optionee" means an Employee or Consultant who receives an Option.
               --------

          (q) "Parent" means a "parent corporation," whether now or hereafter
               ------
existing, as defined in Section 424(e) of the Code.

          (r) "Plan" means this Scopus Technology, Inc. 1991 Stock Option Plan.
               ----

          (s) "Restricted Stock" means Shares acquired pursuant to a grant of
               ----------------
Stock Purchase Rights under Section II of the Plan.

          (t) "Share" means a share of the Common Stock, as adjusted in
               -----
accordance with Section 12 of the Plan.

          (u) "Subsidiary" means a "subsidiary corporation," whether now or
               ----------
hereafter existing as defined in Section 424(f) of the Code.

     3.   Stock Subject to the Plan.  Subject to the provisions of Section 12 of
          -------------------------
the Plan, the maximum aggregate number of Shares which may be placed under option and sold under the Plan is 7,050,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided , however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, and the original purchaser of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

     4.   Administration of the Plan.
          --------------------------

          (a)  Procedure.
               ---------

               (i) Multiple Administrative Bodies.  If permitted by Rule 16b-3,
                   ------------------------------
the Plan may be administered by different bodies with respect to directors, officers who are not directors, and Employees who are neither directors nor officers.

               (ii)  Administration With Respect to Directors and Officers
                     -----------------------------------------------------
Subject to Section 16(b).  With respect to Option or Stock Purchase Right grants
------------------------
made to Employees who are also officers or directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in a manner complying with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made.

               (iii) Administration With Respect to Other Persons. With respect to Option or Stock Purchase Right grants made to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

          (b) Powers of the Administrator.  Subject to the provisions of the
              ---------------------------
Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

              (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(k) of the Plan;

              (ii) to select the officers, Consultants and Employees to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

              (iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

              (iv) to determine the number of Shares to be covered by each such award granted hereunder;

              (v)  to approve forms of agreement for use under the Plan,

              (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the price per Share and any restriction or limitation regarding any Option or other award and the Shares relating thereto, based in each case on such factors as the Administrator shall determine, in Its sole discretion),

              (vii) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

              (viiii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period);

              (ix) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted; and

              (x) to determine the terms and restrictions applicable to Stock Purchase Rights and the Restricted Stock purchased by exercising such Stock Purchase Rights.

          (c) Effect of Administrator's Decision.  All decisions, determinations
              ----------------------------------
and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options and Stock Purchase Rights.

     5.   Eligibility.
          -----------

          (a) Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

          (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.
No option shall be void or voidable solely for the reason that the Option is not expressly designated in the written option agreement as an Incentive Stock Option or Nonstatutory Stock Option.

          (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (d) The following limitations shall apply to grants of Options and Stock Purchase Rights to Employees:

              (i) No Employee shall be granted, in any fiscal year of the Company, Options and Stock Purchase Rights to purchase more than 250,000 Shares.

              (ii) In connection with his or her initial employment, an Employee may be granted Options and Stock Purchase Rights to purchase up to an additional 250,000 Shares which shall not count against the limit set forth in subsection (i) above.

              (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 12.

              (iv) If an Option or Stock Purchase Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option or Stock Purchase Right will be counted against the limits set forth in subsections
(i) and (ii) above. For this purpose, if the exercise price of an Option or Stock Purchase Right is reduced, the transaction will be treated as a cancellation of the Option or Stock Purchase Right and the grant of a new Option or Stock Purchase Right.

          (e) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

     6.   Term of Plan.  The Plan shall become effective upon the earlier to
          ------------
occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 14 of the Plan.

     7.   Term of Option.  The term of each Option shall be the term stated in
          --------------
the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8.   Option Exercise Price and Consideration.
          ---------------------------------------

          (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

              (i) In the case of an Incentive Stock Option

                  (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                  (B) granted to any Employee other than an Employee described in Section 8(a)(i)(A), the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator at the time of grant.

          (b) The consideration to be paid for the Shares to be issued upon exercise of an Option including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (6) any combination of the foregoing methods of payment or (7) such other consideration and method of payment for the issuance of Shares as may be permitted under applicable laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     9.   Exercise of Option.
          ------------------

          (a) Procedure for Exercise: Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company or the Optionee, and as shall be permissible under the terms of the Plan.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 12 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Employment or Consulting Relationship.  Upon
              ----------------------------------------------------
termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for three (3) months following the Optionee's termination. In the case of an Incentive Stock Option, such period of time for exercise shall not exceed three (3) months from the date of termination. If, on the date of termination, the Optionee is not entitled to exercise the Optionee's entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          With respect to the above, in the event of an Optionee's change in status from Consultant to Employee or Employee to Consultant, the Optionee's Continuous Status as an Employee or Consultant shall not be deemed to have terminated solely as a result of such change in status. However, in the event of an Optionee's change in status from Employee to Consultant, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months and one day following such change of status.

          (c) Disability of Optionee.  Notwithstanding the provisions of Section
              ----------------------
9(b) above, in the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee as a result of his disability, Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified, the Option shall terminate.

          (d) Death of Optionee.  In the event of the death of an Optionee, the
              -----------------
Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified, the Option shall terminate.

          (e) Rule 16b-3.  Options granted to persons subject to Section 16(b)
              ----------
of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

          (f) Buyout Provisions.  The Administrator may at any time offer to buy
              -----------------
out for a payment in cash or Shares an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     10.  Non-Transferability of Options.  The Option may not be sold, pledged,
          ------------------------------
assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee.

     11.  Stock Purchase Rights.
          ---------------------

          (a) Rights to Purchase.  Stock Purchase Rights may be issued either
              ------------------
alone, in addition to, or in tandem with other awards granted under the Plan or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer, which shall in no event exceed sixty (60) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

          (b) Repurchase Option.  Unless the Administrator determines otherwise,
              -----------------
the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine.

          (c) Other Provisions.  The restricted stock purchase agreements used
              ----------------
in connection with the Plan need not be the same as one another, and all such agreements shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (d) Rights as a Shareholder.  Once a Stock Purchase Right is
              -----------------------
exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

     12.  Adjustments Upon Changes in Capitalization, Dissolution, Merger or
          ------------------------------------------------------------------
Asset Sale.
----------

          (a) Changes in Capitalization.  Subject to any required action by the
              -------------------------
shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock

Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

          (b) Dissolution or Liquidation. In the event of the proposed
              --------------------------
dissolution or liquidation of the Company, to the extent that an Option or Stock Purchase Right has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option or Stock Purchase Right shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option or Stock Purchase Right as to all or any part of the Optioned Stock, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable.

          (c) Merger or Asset Sale.  In the event of a merger of the Company
              --------------------
with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or stock purchase right, the Optionee shall have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If an Option or Stock Purchase Right is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     13.  Time of Granting Options or Stock Purchase Rights.  The date of grant
          -------------------------------------------------
of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

     14.  Amendment and Termination of the Plan.
          -------------------------------------

          (a) Amendment and Termination.  The Board may at any time amend,
              -------------------------
alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made without his consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with
Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b) Effect of Amendment or Termination.  Any such amendment or
              ----------------------------------
termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     15.  Conditions Upon Issuance of Shares.  Shares shall not be issued
          ----------------------------------
pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, the requirements of any stock exchange upon which the Shares may then be listed and any rule under Part 207 of Title 124 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

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

     16.  Reservation of Shares.  The Company, during the term of this Plan,
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will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17.  Agreements.  Options and Stock Purchase Rights shall be evidenced by
          ----------
written agreements in such form as the Administrator shall approve from time to time.

     18.  Shareholder Approval.  Continuance of the Plan shall be subject to
          --------------------
approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

                                      -12-